Exhibit 99.1

BMHC Completes Acquisition of Riggs Plumbing, LLC

SAN FRANCISCO, March 28, 2007 - Building Materials Holding Corporation (BMHC) (NYSE: BLG), today announced that its wholly owned subsidiary, SelectBuild Construction, Inc. has completed the acquisition of the remaining 27% of Riggs Plumbing LLC. Riggs provides turnkey rough and finish plumbing installation to high-volume residential builders in the Phoenix and Tucson markets and in 2006 had sales of approximately $90 million. SelectBuild acquired its initial interest of 60% of Riggs in April 2005 and acquired an additional 13% in July 2005.

Robert E. Mellor, BMHC's Chairman, President and Chief Executive Officer, stated, “We are pleased to acquire the remaining interest in Riggs Plumbing, which has been a strong addition to SelectBuild. We believe this transaction extends our presence in the Phoenix and Tucson markets and strengthens SelectBuild’s operations. Completion of this transaction advances our integration strategy and creates additional opportunities to leverage our scale and increase use of shared services.”

About BMHC
BMHC, a Fortune 1000 company, is one of the largest providers of residential construction services and building materials in the United States. We serve the homebuilding industry through two subsidiaries: SelectBuild provides construction services to high-volume production homebuilders in key growth markets across the country; BMC West distributes building materials and manufactures building components for professional builders and contractors in the western and southern states. Recently, BMHC was named to Fortune Magazine's 100 Fastest Growing Companies and for a second consecutive year named to the Forbes 400 Best Big Companies. To learn more about BMHC, visit our website at www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS
There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Item 1A of our most recent Form 10-K. These risks and uncertainties may include, but are not limited to:

•	demand for single-family homes which is influenced by changes in the overall condition of the U.S. economy, including interest rates, job formation, consumer confidence and other important factors;
•	our business model;

•	integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or may take longer to realize than expected;
•	our ability to identify and acquire suitable acquisition candidates;
•	availability of and our ability to attract, train and retain qualified individuals;
•	implementation of cost structures that align with revenue growth;
•	changes in the business models of our customers;
•	fluctuations in our costs and availability of sourcing channels for commodity wood products, concrete, steel and other building materials;
•	intense competition;
•	weather conditions, including natural catastrophic events;
•	construction defect and product liability claims as well as other legal proceedings;
•	disruptions in our information systems;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict;
•	costs and/or restrictions associated with federal, state and other regulations; and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Risks related to our shares may include, but are not limited to:

•	share price fluctuations and
•	potential share price limitations due to anti-takeover defenses in our governing documents and certain provisions under Delaware law.

Certain statements made in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements. While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that could cause our actual results to differ materially from those in forward-looking statements. These factors include, but are not limited to the risks and uncertainties cited in the above paragraphs. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release. We undertake no obligation to update forward-looking statements.

For More Information
Investor Contacts:
Bill Smartt, Senior Vice President and Chief Financial Officer, BMHC
Mark Kailer, Vice President, Treasurer and Investor Relations Officer, BMHC
+1.415.627.9100
Lisa Laukkanen, The Blueshirt Group for BMHC
+1.415.217.4967
lisa@blueshirtgroup.com